As filed with the Securities and Exchange Commission on August 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8442468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

195 Humboldt Avenue

Chico, California 95928

Telephone: (530) 343-3545

(Address of Principal Executive Offices) (Zip Code)

Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan

(Full title of the plan)

Crystal Landsem

Chief Executive Officer

195 Humboldt Avenue

Chico, California 95928

(Name and address of agent for service)

Telephone: (530) 343-3545

(Telephone number, including area code, of agent for service)

Copies to:

Christina C. Russo

Esther L. Moreno

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street, Suite 1100

Miami, Florida 33131

(305) 374-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 250,000 shares of the Common Stock, par value $0.001 per share (“Common Stock”), of Lulu’s Fashion Lounge Holdings, Inc. (the “Company” or the “Registrant”), issuable pursuant to the Company’s Omnibus Equity Plan, as amended (the “Omnibus Equity Plan”).  The Company previously filed a Registration Statement on Form S-8 on November 12, 2021 (File No. 333-260985) registering 3,719,000 shares of Common Stock under the Omnibus Equity Plan, a Registration Statement on Form S-8 on April 1, 2022 (File No. 333-264070) registering an additional 4,736,845 shares of Common Stock under the Omnibus Equity Plan, and a Registration Statement on Form S-8 on June 29, 2023 (File No. 333-273013) registering an additional 2,000,000 shares of Common Stock under the Omnibus Equity Plan (the “Earlier Registration Statements”), which represents shares of Common Stock on a pre-split basis prior to the 1-for-15 reverse stock split which became effective on July 7, 2025, subsequent to the filing of the Earlier Registration Statements. The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Earlier Registration Statements. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-260985), of the Registration Statement on Form S-8 (File No. 333-264070), and of the Registration Statement on Form S-8 (File No. 333-273013), including any amendments thereto, filed with the Securities and Exchange Commission (the “SEC”), relating to the Omnibus Equity Plan, are incorporated by reference herein.

Item 3.Incorporation of Documents by Reference.

The following documents filed with the SEC by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on March 27, 2025, and the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2025 that are incorporated by reference therein;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 30, 2025, filed with the SEC on May 14, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 29, 2025, filed with the SEC on August 13, 2025;

●	Our Current Reports on Form 8-K, filed with the SEC on February 27, 2025, May 28, 2025, June 4, 2025, June 12, 2025, June 26, 2025 and July 22, 2025; and

●	The description of our common stock, which is contained in our Registration Statement on Form 8-A, filed with the SEC on November 10, 2021, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended January 2, 2022, filed with the SEC on March 31, 2022, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Number	Description

4.1

Amended and Restated Certificate of Incorporation of Lulu’s Fashion Lounge Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on December 16, 2021).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated as of June 26, 2025 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 26, 2025).

4.3	Amended and Restated Bylaws of Lulu’s Fashion Lounge Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on December 16, 2021).

5.1+	Opinion of Akerman LLP, counsel to the Registrant.

10.1	Omnibus Equity Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-K (File No. 001-41059), filed on March 31, 2022 with the SEC).

10.2

Amendment to the Lulu's Fashion Lounge Holdings, Inc. Omnibus Equity Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K (File No. 001-41059), filed on June 14, 2023 with the SEC).

23.1+	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2+	Consent of Akerman LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature pages below).

107+	Filing Fee Table.

 _______

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chico, California, on this 13th day of August, 2025.

LULU’S FASHION LOUNGE HOLDINGS, INC.

By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer and Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Crystal Landsem, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for his or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Crystal Landsem Crystal Landsem	Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	August 13, 2025

/s/ Dara Bazzano Dara Bazzano	Director and Board Chair	August 13, 2025

/s/ John Black John Black	Director	August 13, 2025

/s/ Evan Karp Evan Karp	Director	August 13, 2025

/s/ Anisa Kumar Anisa Kumar	Director	August 13, 2025

/s/ Kelly McCarthy Kelly McCarthy	Director	August 13, 2025